EXHIBIT 10.4

Form of Lock-up Letter

August      2005

Modtech Holdings, Inc.

2830 Barrett Avenue

Perris, California 92571

Re: Registration of Securities by Modtech Holdings, Inc.

Dear Ladies and Gentlemen:

The undersigned, a stockholder and an [officer/director] of Modtech Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company has entered into a Securities Purchase Agreement dated August     , 2005, with certain purchasers of its common stock (the “Purchase Agreement”) as provided therein pursuant to which the Company has agreed to file a Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission, which will allow certain stockholders of the Company to resell their shares of common stock of the Company, $0.01 par value per share (the “Common Stock”) and warrants exercisable into shares of Common Stock, in a secondary offering. This Letter Agreement is a material inducement to each purchaser to purchase the Commons Stock and warrants pursuant to the Purchase Agreement.

In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an [officer/director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that subject to the exceptions set forth in the following paragraph, during a period commencing on the date hereof and ending 180 days after the Registration Statement has remained continuously effective, the undersigned will not, directly or indirectly, (i) offer, pledge or encumber, sell, assign, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

The lockup set forth above shall not apply to (i) Common Stock or warrants exercisable into Common Stock purchased pursuant to the Purchase Agreement, or (ii) up to 5% of the securities listed in the prior paragraph that the undersigned owns as of the date hereof.

The undersigned confirms that he/she understands that the Company may rely upon the representations set forth in this Letter Agreement in proceeding with the filing of the Registration Statement. This Letter Agreement shall be binding on the undersigned and his/her respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

Very truly yours,